Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-1258887, 333-92511, 333-41204, 333-90048 and 333-143954 on Form S-8 and Registration Statement No. 333-131768 on Form SB-2 of InPlay Technologies, Inc. (formerly Duraswitch Industries, Inc.) of our report dated March 21, 2008, appearing in this Annual Report on Form 10-KSB of InPlay Technologies, Inc. and subsidiaries for the year ended December 31, 2007.
/s/ Moss Adams LLP
Scottsdale, Arizona
March 21, 2008

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